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                                                                    Exhibit 10.4

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   American National Bank                          Continuing Security Agreement
and Trust Company of Chicago

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A BANK ONE Company

Name of Debtor:         Alltech Associates, Inc.
Taxpayer I.D. No.:      36-2696920
State Organization No.: 49686676
Debtor's Address:       2051 Waukegan Road, Deerfield, IL 60015

Grant of Security Interest, Alltech Associates, Inc. (the "Debtor") grants to American National Bank and Trust Company of Chicago, whose address is 111 E. Busse Avenue, Mount Prospect, IL 60056, on behalf of itself and its successors and assigns (the "Bank"), as secured party, a continuing security interest in all of the "Collateral" (as hereinafter defined) to secure the payment and performance of the Liabilities.

Borrower. The term "Borrower" in this agreement means Alltech Associates, Inc.

Liabilities. The term "Liabilities" in this agreement means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank, BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term "Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

Collateral. Accounts; Chattel Paper; Deposit Accounts; Documents; Equipment; General Intangibles; Instruments; Inventory; Investment Property; and Letter of Credit Rights.

Description of Collateral. As used in this agreement, the term "Collateral" means all of the Debtor's property of the types indicated above and defined below, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, including but not limited to any items listed on any schedule or list attached hereto. In addition, the term "Collateral" includes all "proceeds", "products" and "supporting obligations" (as such terms are defined in the "UCC", meaning the Uniform Commercial Code of Illinois, as in effect from time to time) of the Collateral indicated above, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, "instrunments," "investment property," and "general intangibles" (as such terms are defined in the UCC) arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Debtor, and all insurance claims relating to any of the Collateral defined above). The term "Collateral" further includes all of the Debtor's right, title and interest in and to all books, records and data relating to the Collateral identified above, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral identified above or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Bank's agent, the Debtor agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

1. "Accounts" means all of the Debtor's "accounts" as defined in Article 9 of the UCC.

2. "Chattel Paper" all of the Debtor's "chattel paper" as defined in Article 9 of the UCC.

3. "Deposit Accounts" means all of the Debtor's "deposit accounts" as defined in Article 9 of the UCC.

4. "Documents" means all of the Debtor's "documents" as defined in Article 9 of the UCC.

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5.   "Equipment" means all of the Debtor's "equipment" as defined in Article 9 of the UCC. In addition, "Equipment" includes any "documents" (as defined in Article 9 of the UCC) issued with respect to any of the Debtor's "equipment" (as defined in Article 9 of the UCC). Without limiting the security interest granted, the Debtor represents and warrants that the Debtor's Equipment is presently located at 2051 Waukegan Road, Deerfield, IL 60015 with any additional locations to be listed on the lines below:

          (1) 2701 Carolean Industrial Drive, State College, PA 16801

          (2)
              ------------------------------------------------------------------

          (3)
              ------------------------------------------------------------------

6. "General Intangibles" means all of the Debtor's "general intangibles", as defined in Article 9 of the UCC. In addition, "General Intangibles" further includes any right to a refund of taxes paid at any time to any governmental entity.

7. "Instruments" means all of the Debtor's "instruments" as defined in Article 9 of the UCC.

8. "Inventor" means all of the Debtor's "inventory" as defined in Article 9 of the UCC. In addition, "Inventory" includes any "documents' issued with respect to any of the Debtor's "inventory" (as defined in Article 9 of the UCC). Without limiting the security interest granted, the Debtor represents and warrants that the Debtor's Inventory is presently located at 2051 Waukegan Road, Deer field, IL 60015 with any additional locations to be listed on the lines below:

          (1) 2701 Carolean Industrial Drive, State College, PA 16801

          (2)
              ------------------------------------------------------------------

          (3)
              ------------------------------------------------------------------

9. "Investment Property" means all of the Debtor's "investment property" as defined in Article 9 of the UCC.

10. "Letter of Credit Rights" means all of the Debtor's "letter of credit rights" as defined in Article 9 of the UCC.

Representations, Warranties and Covenants. The Debtor represents and warrants to, and covenants and agrees with the Bank that:

1. Its principal residence or chief executive office is at the address shown above;
2. The Debtor's name as it appears in this agreement is its exact name as it appears in the Debtor's organizational documents, as amended, including any trust documents;
3. It is or will become the owner of the Collateral free from any liens, encumbrances or security interests, except for this security interest and existing liens disclosed to and accepted by the Bank in writing, and it will defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral;
4. It wil1 keep the Collateral free of liens, encumbrances and other security interests, except for this security interest, maintain the Collateral in good repair, not use it illegally and exhibit the Collateral to the Bank on demand;
5. At its own expense, the Debtor will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank. Each insurance policy shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days prior written notice to the Bank. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that the Debtor will not be deemed a co-insurer. The policies, or certificates evidencing them, shall, if the Bank so requests, be deposited with the Bank. The Debtor authorizes the Bank to endorse on the Debtor's behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Bank shall remit to the Debtor such surplus, if any, as remains after the proceeds have been applied, at the Bank's option, to the satisfaction of all of the Liabilities (in such order of application as the Bank may elect) or to the establishment of a cash collateral account for the Liabilities;
6. It will not sell, lease, license or offer to sell, lease, license or otherwise transfer the Collateral or any rights in or to the Collateral, without the written consent of the Bank, except in the ordinary course of business;
7. It will not change the location of the Collateral from the locations of the Collateral described in this agreement, without providing at least ten (10) days prior written notice to the Bank.
8. It will pay promptly when due all taxes and assessments upon the Collateral, or for the use or operation of the Collateral;
9. No financing statement covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing; From time to time at the Bank's request, the Debtor will execute one or more financing statements in form

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     satisfactory to the Bank and will pay the cost of filing them in all public offices where filing is deemed by the Bank to be necessary or desirable. In addition, the Debtor shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the security interest created in the Collateral by this agreement including without limitation: (a) any certificate or certificates of title to the Collateral with the security interest of the Bank noted thereon or executed applications for such certificates of title in form satisfactory to the Bank; (b) any assignments of claims under government contracts which are included as part of the Collateral, together with any notices and related documents as the Bank may from time to time request; (c) any assignment of any specific account receivable as the Bank may from time to time request; (d) a notice of security interest and a control agreement with respect to any Collateral, all in form and substance satisfactory to the Bank; (e) a notice to and acknowledgment from any person holding possession of any Collateral as a bailee for the Bank's benefit all in form and substance satisfactory to the Bank; and (f) any consent to the assignment of proceeds of any letter of credit, all in form and substance satisfactory to the Bank;
10. It will not, without the Bank's prior written consent, change the Debtor's name, the Debtor's business organization, the jurisdiction under which the Debtor's business organization is formed or organized, or the Debtor's chief executive office, or of any additional places of the Debtor's business;
11. It will provide any information that the Bank may reasonably request and will permit the Bank or the Bank's agents to inspect and copy is books, records, data and the Collateral at any time during normal business hours;
12. The Bank shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Debtor, to (a) prepare, file and sign the Debtor's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and ) prepare, file and sign the Debtor's name on any financing statement, notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral. The Debtor hereby authorizes the Bank to file financing statements containing the collateral description "All of the Debtor's assets whether now owned or hereafter acquired" or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements containing any collateral description which reasonably describes the Collateral in which a security interest is granted under this agreement;
13. Immediately upon the Debtor's receipt of any Collateral evidenced by an agreement, "instrument," "chattel paper," certificated "security" or "document" (as such terms are defined in the UCC) (collectively, "Special Collateral"), the Debtor shall mark the Special Collateral to show that it is subject to the Bank's security interest and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment in form and substance satisfactory to the Bank;
14. The Debtor shall keep all tangible Collateral in good order and repair and shall not waste or destroy any of the Collateral, nor use any of the Collateral in violation of any applicable law or any policy of insurance thereon. To the extent that the Collateral consists of "farm products" (as defined in the UCC), the Debtor shall attend to and care for the crops and livestock in accordance with the best practices of good husbandry, and do, or cause to be done, any and all acts that may at any time be appropriate or necessary to grow, raise, harvest, care for, preserve and protect the farm products;
15. Except as may be otherwise disclosed in writing by the Debtor to the Bank, none of the Collateral is attached to real estate so as to constitute a "fixture" (as defined in the UCC) and none of the Collateral shall at any time hereafter be attached to real estate so as to constitute a fixture. If any of the Collateral is now or at any time hereafter becomes so attached to real estate so as to constitute a fixture, the Debtor shall, at any time upon the Bank's request, furnish the Bank with a disclaimer of interest in the Collateral executed by each person or entity having an interest in such real estate.

Accounts; Chattel Paper; General Intangibles and Instruments. If the Collateral includes the Debtor's "Accounts, Chattel Paper, General Intangibles and Instruments" and until the Bank gives notice to the Debtor to the contrary, the Debtor will, in the usual course of its business and at its own expense, on the Bank's behalf but not as the Bank's agent, demand and receive and use its best efforts to collect all moneys due or to become due with respect to the Collateral. Until the Bank gives notice to the Debtor to the contrary or until the Debtor is in default, it may use the funds collected in its business. Upon notice from the Bank or upon default, the Debtor agrees that all sums of money it receives on account of or in payment or settlement of the Accounts, Chattel Paper, General Intangibles and instruments shall be held by it as trustee for the Bank without commingling with any of the Debtor's other funds, and shall immediately be delivered to the Bank with endorsement to the Bank's order of any check or similar instrument. It is agreed that, at any time the Bank so elects, the Bank shall be entitled, in its own name or in the name of the Debtor or otherwise, but at the expense and cost of the Debtor, to collect, demand, receive, sue for or compromise any and all Accounts, Chattel Paper, General Intangibles, and Instruments, and to give good and sufficient releases, to endorse any decks, drafts or other orders for the payment of money payable to the Debtor and, in the Bank's discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable. It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Bank's taking action. The Debtor appoints the Bank or the Bank's designee as the Debtor's attorney-in-fact to do all things with reference to the Collateral as provided for in this section including without limitation (1) to notify the post office authorities to change the Debtor's mailing address to one designated by the Bank, (2) to receive, open and dispose of mail addressed to the Debtor, (3) to sign the Debtor's name on any invoice or bill of lading relating to any Collateral on assignments and verifications of account and on notices to the Debtor's customers, and (4) to do all things necessary to carry out this aggreement. The Debtor ratifies and approves all acts of the Bank as attorney-in-fact. The Bank shall not be liable for any act or

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omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied.

Pledge. If the Debtor is not liable for all or any part of the Liabilities, then the Debtor agrees that:

1. If any moneys become available from any source other than the Collateral that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this agreement.
2. The Bank may take any action against the Borrower, the Collateral or any other collateral for the Liabilities, or any other person liable for any of the Liabilities.
3. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Collateral in whole or in part or any other collateral for the Liabilities, and need not perfect a security interest in the Collateral or any other collateral for the Liabilities.
4. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Collateral or any other collateral for the Liabilities, or exercise any right of setoff.
5. Without notice or demand and without affecting the Debtor's obligations hereunder, from time to time, the Bank is authorized to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, waive or release any such collateral; (d) proceed against the Collateral or any other collateral for the Liabilities and direct the order or manner of sale as the Bank in its discretion may determine; and (e) apply any and all payments received by the Bank in connection with the Liabilities, or recoveries from the Collateral or any other collateral for the Liabilities, in such order or manner as the Bank in its discretion may determine.
6. The Debtor's obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, (c) any change in the composition or structure of the Borrower, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.
7. The Debtor expressly consents to any impairment of any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest and release of any other collateral for the Liabilities and any such impairment or release shall not affect the Debtor's obligations hereunder.
8. The Debtor waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and the Debtor have fully performed all their obligations to the Bank, even if those obligations are not covered by this agreement.
9. The Debtor waives (a) to the extent permitted by law, all rights and benefits under any laws or statutes regarding sureties, as may be amended,
     (b) any right the Debtor may have to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this agreement, (ii) any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest, or (v) any action that the Bank takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (c) any right it may have to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, the Collateral or any other collateral for the Liabilities, or pursue any remedy in the Bank's power to pursue, (d) any defense based on any claim that the Debtor's obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Debtor's obligations hereunder or the enforcement hereof, (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.
10. The Debtor agrees that to the extent any payment is received by the Bank in connection with the Liabilities, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this agreement shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this agreement, and, to the extent of such payment or repayment by the Bank, the Liabilities or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made. If this agreement must be reinstated, the Debtor agrees to execute and deliver to the Bank any new security agreements and financing statements, if necessary or if requested by the Bank, in form and substance acceptable to the Bank, covering the Collateral.
11. Any rights of the Debtor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to the Debtor by the Borrower, or to withdraw capital invested by the Debtor in the Borrower, or to receive

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     distributions from the Borrower, should at all times be subordinate to the full and prior repayment to the Bank of the Liabilities. The Debtor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Liabilities have been paid in full and any such sums received in violation of this agreement shall be received by the Debtor in trust for the Bank. The Debtor agrees to fully cooperate with the Bank and not to delay, impede or otherwise interfere with the efforts of the Bank to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Bank's collateral free and clear of all liens. The foregoing notwithstanding, until the occurrence of any default, the Debtor is not prohibited from receiving distributions from the Borrower in an amount equal to any income tax liability imposed on the Debtor attributable to the Debtor's ownership interest in the Borrower, if any.

Default: Remedies. If any of the Liabilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of any agreement related to any of the Liabilities, then the Bank shall have the rights and remedies provided by law or this agreement, including but not limited to the right to require the Debtor to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. Should a default occur the Debtor will pay to the Bank all costs reasonably incurred by the Bank for the purpose of enforcing its rights hereunder, to the extent not prohibited by law, including, without limitation; costs of foreclosure; costs of obtaining money damages; and a reasonable fee for the services of internal and outside attorneys employed or engaged by the Bank for any purpose related to this agreement including, without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or any proceeding. The Debtor agrees that upon default the Bank may dispose of any of the Collateral in its then present condition, that the Bank has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Bank may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Debtor agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Debtor without liability on the part of the Bank. The Debtor expressly agrees that the Bank may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Debtor, and that the Bank may, without cost, use any and all of the Debtor's "equipment" (as defined in the UCC) in the manufacturing or processing of any "inventory" (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes "farm products" (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Debtor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. The Debtor is liable for any deficiency remaining after disposition of the Collateral.

Miscellaneous.

1. Where the Collateral is located at, used in or attached to a facility leased by the Debtor, the Debtor will obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor's interest in any of the Collateral, in form acceptable to the Bank.
2. At its option the Bank may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Debtor agrees to reimburse the Bank on demand for any payment made or expense incurred by the Bank, with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities.
3. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy, no single or partial exercise by the Bank: of any right or remedy precludes any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank nor does a waiver on one occasion waive that right on any future occasion.
4. If any provision of this agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.
5. Except as provided in the Accounts; Chattel Paper; General Intangibles; and Instruments paragraph above, any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.
6. All rights of the Bank benefit the Bank's successors and assigns; and all obligations of the Debtor bind the Debtor's heirs, executors, administrators, successors and assigns. If there is more than one Debtor, their obligations are joint and several.

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     A carbon photographic or other reproduction of this agreement is sufficient as, and can be filed as, a financing statement. The Bank is irrevocably appointed the Debtor's attorney-in-fact to execute any financing statement on the Debtor's behalf covering the Collateral. Additionally, if permitted by applicable law, the Debtor authorizes the Bank to file one or more financing statements related to the security interests created by this agreement, and further authorizes the Bank, as secured party herein, instead of the Debtor, to sign such financing statements.

Restatement of Prior Security Agreement. This Security Agreement constitutes an amendment and a restatement of that certain Loan and Security Agreement dated July 31, 2000 (the "Prior Security Agreement") executed by the Debtor in favor of the Bank in its entirety. The lien and security interest granted under the Prior Security Agreement continues and subsists under this Security Agreement.

Indemnification. The Debtor agrees to indemnify, defend and hold the Bank and BANK ONE CORPORATION, and any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys' fees) (collectively the "Claims") which may be imposed upon, incurred by or assessed against any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the Debtor's use of the property covered by this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnified Person's action. or inaction in connection with this agreement); and in connection with the Debtor's failure to perform all of the Debtor's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person.

The Debtor's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Debtor's assets or the Debtor's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which the Debtor's indemnification obligations apply, then, upon any Indemnified Person's demand, the Debtor, at its sole cost and expense, shall defend such Claim in the Debtor's name, if necessary, by the attorneys for the Debtor's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Debtor and to assist in its defense and the Debtor agrees to pay the fees and disbursements of such attorneys.

Governing Law and Venue. This agreement is delivered in the State of Illinois and governed by Illinois law (without giving effect to its laws of conflicts), except to the extent that the laws regarding the perfection and priority of property of the state in which any property securing the Liabilities is located are applicable. The Debtor agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Illinois, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Debtor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Debtor waives any claim that the State of Illinois is not a convenient forum or the proper venue for any such suit, action or proceeding.

Representations. Each Debtor represents that: (a) the execution and delivery of this agreement and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, and do not require the consent or approval of any governmental authority or any third party; (b) this agreement is a valid and binding agreement, enforceable according to its terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Debtor, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing under the laws where it is organized; and (b) the execution and delivery of this agreement and the performance of the obligations it imposes
(i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of corporation or organization, its by-laws, or any agreement governing its affairs.

WAIVER OF SPECIAL DAMAGES, THE DEBTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE DEBTOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY. IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN

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

RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THE DEBTOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Dated: MAY 30, 2002                          Debtor:

                                             Alltech Associates Inc.


                                             By: /s/ Geoffry Matlin
                                                --------------------------------
                                                Geoffry Matlin CFO
                                                --------------------------------
                                                Printed Name               Title

Kevin Condon Ill3869

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